NEWS	Exhibit 99.1

Tara Kurian
SVP, IR, FP&A, and International
(813) 830-5311

Bloomin’ Brands Announces 2025 Q2 Financial Results
Q2 Diluted EPS of $0.29 and Q2 Adjusted Diluted EPS of $0.32

TAMPA, Fla., August 6, 2025 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2025 (“Q2 2025”) compared to the second quarter 2024 (“Q2 2024”).

CEO Comments
“We are making progress to build a high capability team that is guest centric with an operational mindset,” said Mike Spanos, CEO. “Our restaurant teams are focused on consistency of execution, and we remain committed to turning around Outback to deliver sustainable and profitable growth.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share from continuing operations to Adjusted diluted earnings per share from continuing operations for the periods indicated (unaudited):

	Q2
	2025	2024	CHANGE
Diluted earnings per share:	$0.29	$0.28	$0.01
Adjustments (1)	0.03	0.17	(0.14)
Adjusted diluted earnings per share (1)	$0.32	$0.45	$(0.13)

___________________
(1)Adjustments for Q2 2025 primarily include costs incurred as a result of transformational and restructuring activities and costs associated with the foreign currency forward contracts. Adjustments for Q2 2024 primarily include asset impairment, closure costs and severance in connection with certain restaurant closures. See non-GAAP Measures later in this release. Also see Tables Four, Five and Six for details regarding the nature of diluted earnings per share adjustments for the periods presented.

Second Quarter Financial Results from Continuing Operations

(dollars in millions, unaudited)	Q2 2025	Q2 2024	CHANGE
Total revenues	$1,002.4	$999.4	0.3%

GAAP operating income margin	3.0%	4.4%	(1.4)%
Adjusted operating income margin (1)	3.5%	6.0%	(2.5)%

Restaurant-level operating margin (1)	12.0%	14.0%	(2.0)%
Adjusted restaurant-level operating margin (1)	12.0%	14.0%	(2.0)%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The increase in Total revenues was primarily due to the net impact of restaurant openings and closures partially offset by lower franchise revenues.

•GAAP operating income margin decreased from Q2 2024 primarily due to: (i) a decrease in restaurant-level operating margin, as detailed below, (ii) costs incurred as a result of transformational and restructuring activities and (iii) costs associated with the foreign currency forward contracts. These decreases were partially offset by the lapping of Q2 2024 impairment and closure costs in connection with certain restaurant closures.

•Restaurant-level operating margin decreased from Q2 2024 primarily due to: (i) higher labor, commodity and operating costs, mainly due to inflation, (ii) higher insurance expense and (iii) unfavorable product cost mix. These decreases were partially offset by: (i) an increase in revenues as discussed above, (ii) higher average check per person, primarily due to pricing, and (iii) lower advertising expense.

•Adjusted income from operations primarily excludes: (i) the Q2 2024 impairment and closure costs in connection with certain restaurant closures, (ii) costs incurred as a result of transformational and restructuring activities and (iii) costs associated with the foreign currency forward contracts.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 29, 2025	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(0.6)%
Carrabba’s Italian Grill	3.9%
Bonefish Grill	(5.8)%
Fleming’s Prime Steakhouse & Wine Bar	3.8%
Combined U.S.	(0.1)%

Dividend Declaration and Share Repurchases
On July 23, 2025, our Board of Directors declared a quarterly cash dividend of $0.15 per share, payable on September 3, 2025 to stockholders of record at the close of business on August 19, 2025.

There have been no share repurchases during 2025. We have $96.8 million of share repurchase authorization remaining under the 2024 Share Repurchase Program. The 2024 Share Repurchase Program will expire on August 13, 2025.

Fiscal 2025 Financial Outlook
The table below presents our updated expectations for selected 2025 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated.

Financial Results:	Current Outlook
Diluted earnings per share (1)	$0.80 to $0.90

Adjusted diluted earnings per share (1)	$1.00 to $1.10

Effective income tax rate	Negative

Other Selected Financial Data:	Current Outlook
Commodity inflation	3% to 3.5%

Labor inflation	Approximately 4%

Capital expenditures	Approximately $190M

___________________
(1)Assumes diluted weighted average shares of 85 to 86 million.

Q3 2025 Financial Outlook
The table below presents our expectations for selected fiscal Q3 2025 financial operating results from continuing operations.

Financial Results:	Q3 2025 Outlook
U.S. comparable restaurant sales	(1%) to Flat

Diluted loss per share (1)	($0.22) to ($0.17)

Adjusted diluted loss per share (1)	($0.15) to ($0.10)
___________________
(1)Assumes diluted weighted average shares of approximately 85 million.

Conference Call
The Company will host a conference call today, August 6, 2025 at 8:00 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2025 Financial Outlook” and “Q3 2025 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts.. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to execute and achieve the expected benefits of our turnaround plans; consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees and our ability to attract, train, and retain key personnel; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation and tariffs; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor following our recent sale transaction on our results; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Revenues
Restaurant sales	$984,771	$977,779	$2,014,288	$2,024,469
Franchise and other revenues	17,595	21,590	37,672	43,973
Total revenues	1,002,366	999,369	2,051,960	2,068,442
Costs and expenses
Food and beverage	298,332	294,761	611,636	610,282
Labor and other related	315,494	300,332	630,744	615,050
Other restaurant operating	253,225	245,955	511,360	500,823
Depreciation and amortization	44,598	43,390	88,545	86,090
General and administrative	59,527	56,195	120,904	115,671
Provision for impaired assets and restaurant closings	1,540	14,684	1,890	25,557
Total costs and expenses	972,716	955,317	1,965,079	1,953,473
Income from operations	29,650	44,052	86,881	114,969
Loss on extinguishment of debt	—	—	—	(135,797)
Interest expense, net	(10,699)	(15,296)	(21,886)	(28,972)
Income (loss) before (benefit) provision for income taxes	18,951	28,756	64,995	(49,800)
(Benefit) provision for income taxes	(8,748)	2,780	(7,845)	9,422
Loss from equity method investment, net of tax	(1,806)	—	(3,097)	—
Net income (loss) from continuing operations	25,893	25,976	69,743	(59,222)
Net income from discontinued operations, net of tax	779	3,655	525	6,563
Net income (loss)	26,672	29,631	70,268	(52,659)
Less: net income attributable to noncontrolling interests	1,253	1,228	2,697	2,810
Net income (loss) attributable to Bloomin’ Brands	$25,419	$28,403	$67,571	$(55,469)

Basic earnings (loss) per share:
Continuing operations	$0.29	$0.29	$0.79	$(0.71)
Discontinued operations	0.01	0.04	0.01	0.08
Net basic earnings (loss) per share	$0.30	$0.33	$0.80	$(0.64)

Diluted earnings (loss) per share:
Continuing operations	$0.29	$0.28	$0.79	$(0.71)
Discontinued operations	0.01	0.04	0.01	0.08
Net diluted earnings (loss) per share	$0.30	$0.32	$0.79	$(0.64)

Weighted average common shares outstanding:
Basic	85,041	86,688	84,971	86,856
Diluted	85,140	88,632	85,135	86,856

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Revenues
Restaurant sales	$975,295	$962,088	$1,995,425	$1,992,984
Franchise and other revenues	10,533	12,085	21,306	24,293
Total U.S. segment revenues	985,828	974,173	2,016,731	2,017,277

International Franchise Segment
Franchise revenues	7,051	9,444	16,334	19,556

Reconciliation
All other revenues (1)	9,487	15,752	18,895	31,609
Total revenues	$1,002,366	$999,369	$2,051,960	$2,068,442

Reconciliation of Segment Operating Income to Consolidated Operating Income
Segment income from operations
U.S.	$68,461	$79,677	$156,131	$177,161
International Franchise	6,838	9,050	15,842	18,739
Total segment income from operations	75,299	88,727	171,973	195,900
Unallocated corporate operating expense	(46,422)	(32,286)	(86,190)	(68,025)
Other income (loss) from operations (1)	773	(12,389)	1,098	(12,906)
Total income from operations	$29,650	$44,052	$86,881	$114,969
_________________
(1)Includes revenues and income from operations related to its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	JUNE 29, 2025	DECEMBER 29, 2024
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$50,308	$70,056
Net working capital (deficit) (1)	$(445,234)	$(631,817)
Total assets	$3,307,548	$3,384,805
Total debt	$917,073	$1,027,398
Total stockholders’ equity	$401,294	$139,446
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Income from operations	$29,650	$44,052	$86,881	$114,969
Operating income margin	3.0%	4.4%	4.2%	5.6%
Less:
Franchise and other revenues	17,595	21,590	37,672	43,973
Plus:
Depreciation and amortization	44,598	43,390	88,545	86,090
General and administrative	59,527	56,195	120,904	115,671
Provision for impaired assets and restaurant closings	1,540	14,684	1,890	25,557
Restaurant-level operating income (1)	$117,720	$136,731	$260,548	$298,314
Restaurant-level operating margin	12.0%	14.0%	12.9%	14.7%
Adjustments:
Closure-related charges	—	—	—	434
Total restaurant-level operating income adjustments	—	—	—	434
Adjusted restaurant-level operating income	$117,720	$136,731	$260,548	$298,748
Adjusted restaurant-level operating margin	12.0%	14.0%	12.9%	14.8%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
Consolidated	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Income from operations	$29,650	$44,052	$86,881	$114,969
Operating income margin	3.0%	4.4%	4.2%	5.6%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	—	—	434
Severance and other transformational costs (2)	3,542	1,000	9,600	1,000
Foreign currency forward contract costs (3)	2,233	—	4,561	—
Asset impairments and closure-related charges (4)	—	14,760	(1,929)	27,280
Total income from operations adjustments	5,775	15,760	12,232	28,714
Adjusted income from operations	$35,425	$59,812	$99,113	$143,683
Adjusted operating income margin	3.5%	6.0%	4.8%	6.9%

U.S. Segment
Income from operations	$68,461	$79,677	$156,131	$177,161
Operating income margin	6.9%	8.2%	7.7%	8.8%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	—	—	434
Severance and other transformational costs (2)	—	1,000	—	1,000
Asset impairments and closure-related charges (4)	—	2,173	(1,710)	13,858
Total income from operations adjustments	—	3,173	(1,710)	15,292
Adjusted income from operations	$68,461	$82,850	$154,421	$192,453
Adjusted operating income margin	6.9%	8.5%	7.7%	9.5%

International Franchise Segment
Income from operations	$6,838	$9,050	$15,842	$18,739
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)The thirteen and twenty-six weeks ended June 29, 2025 include severance and other costs incurred as a result of transformational and restructuring activities. The thirteen and twenty-six weeks ended June 30, 2024 include fees incurred in connection with a project-based strategic initiative.
(3)Represents costs in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with installment payments from the Brazil Sale Transaction.
(4)The twenty-six weeks ended June 29, 2025 primarily includes gains from certain lease terminations. The thirteen and twenty-six weeks ended June 30, 2024 include asset impairment, closure costs and severance primarily in connection with the Q2 2024 decision to close nine restaurants in Hong Kong and the Q1 2024 closure of 36 U.S. restaurants.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Net income (loss) attributable to Bloomin’ Brands	$25,419	$28,403	$67,571	$(55,469)
Net income from discontinued operations, net of tax	779	3,655	525	6,563
Net income (loss) attributable to Bloomin’ Brands from continuing operations (1)	24,640	24,748	67,046	(62,032)
Adjustments:
Income from operations adjustments (2)	5,775	15,760	12,232	28,714
Loss on extinguishment of debt (3)	—	—	—	135,797
Total adjustments, before income taxes	5,775	15,760	12,232	164,511
Adjustment to provision for income taxes (4)	(3,125)	(754)	(1,995)	(1,795)
Net adjustments, continuing operations	2,650	15,006	10,237	162,716
Adjusted net income, continuing operations	27,290	39,754	77,283	100,684
Adjusted net income, discontinued operations (5)	779	5,272	525	7,856
Adjusted net income	$28,069	$45,026	$77,808	$108,540

Diluted earnings (loss) per share:
Continuing operations	$0.29	$0.28	$0.79	$(0.71)
Discontinued operations	0.01	0.04	0.01	0.08
Net diluted earnings (loss) per share	$0.30	$0.32	$0.79	$(0.64)

Adjusted diluted earnings per share
Continuing operations	$0.32	$0.45	$0.91	$1.09
Discontinued operations	0.01	0.06	0.01	0.09
Adjusted diluted earnings per share (6)(7)	$0.33	$0.51	$0.91	$1.18

Diluted weighted average common shares outstanding (7)	85,140	88,632	85,135	86,856
Adjusted diluted weighted average common shares outstanding (6)(7)	85,140	88,632	85,135	92,004
________________
(1)Represents net income (loss) from continuing operations less net income attributable to noncontrolling interests.
(2)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(3)Includes losses in connection with the partial repurchase of the 2025 Notes, including settlements of the related convertible senior note hedges and warrants.
(4)Includes the tax effects of non-GAAP adjustments determined based on the nature of the underlying non-GAAP adjustments, their relevant jurisdictional tax rates and the quarterly impact that these adjustments may have on changes in forecasted annual pre-tax book income. For the thirteen and twenty-six weeks ended June 29, 2025, the difference between GAAP and adjusted effective income tax rates includes the reversal of (benefit) provision for income taxes on foreign currency remeasurement of the deferred tax liability attributable to the second installment receivable related to the Brazil Sale Transaction. For the thirteen weeks ended June 30, 2024, the difference between GAAP and adjusted effective income tax rates primarily relates to asset impairment and closure costs in Hong Kong with no corresponding tax benefit as a result of a full valuation allowance against deferred tax assets in that jurisdiction. For the twenty-six weeks ended June 30, 2024, the difference between GAAP and adjusted effective income tax rates primarily relates to nondeductible losses and other tax costs associated with the partial repurchase of the 2025 Notes.
(5)Includes net income from our Brazil operations for the periods presented. The thirteen and twenty-six weeks ended June 30, 2024 include a non-GAAP adjustment for $1.5 million of asset impairment and the tax effect of non-GAAP adjustments.
(6)For the thirteen and twenty-six weeks ended June 29, 2025, our share price was lower than the conversion and strike price related to the 2025 Notes and related warrants, respectively, which resulted in antidilutive shares that are not included. The thirteen and twenty-six weeks ended June 30, 2024 were calculated including the effect of 1.0 million and 2.7 million dilutive securities, respectively, for outstanding 2025 Notes and the effect of 0.6 million and 1.9 million dilutive securities, respectively, for the Warrant Transactions, as defined below. In connection with the offering of the 2025 Notes, we entered into convertible note hedge transactions and concurrently entered into warrant transactions relating to the same number of shares of our common stock (the “Warrant Transactions”).
(7)Due to a GAAP net loss from continuing operations, antidilutive securities are excluded from diluted weighted average common shares outstanding for the twenty-six weeks ended June 30, 2024. However, considering the adjusted net income position, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments from continuing operations:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Labor and other related	$—	$—	$—	$434
General and administrative	5,775	1,547	14,243	3,974
Provision for impaired assets and restaurant closings	—	14,213	(2,011)	24,306
Loss on extinguishment of debt	—	—	—	135,797
Provision for income taxes	(3,125)	(754)	(1,995)	(1,795)
Net adjustments	$2,650	$15,006	$10,237	$162,716

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	MARCH 30, 2025	OPENINGS	CLOSURES	JUNE 29, 2025
U.S.
Outback Steakhouse
Company-owned	552	7	(2)	557
Franchised	121	—	—	121
Total	673	7	(2)	678
Carrabba’s Italian Grill
Company-owned	191	—	—	191
Franchised	17	—	—	17
Total	208	—	—	208
Bonefish Grill
Company-owned	162	—	—	162
Franchised	4	—	—	4
Total	166	—	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	65	—	—	65
Aussie Grill
Franchised	1	—	—	1
U.S. total	1,113	7	(2)	1,118
International Franchise
Outback Steakhouse - Brazil	178	8	(1)	185
Outback Steakhouse - South Korea	98	3	(1)	100
Other	67	1	(2)	66
International Franchise total	343	12	(4)	351
International other - Company-owned
Outback Steakhouse - Hong Kong/China	10	—	—	10
System-wide total	1,466	19	(6)	1,479
System-wide total - Company-owned	980	7	(2)	985
System-wide total - Franchised	486	12	(4)	494

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	(0.6)%	(0.1)%	(0.9)%	(0.7)%
Carrabba’s Italian Grill	3.9%	2.0%	2.6%	1.2%
Bonefish Grill	(5.8)%	(2.0)%	(4.9)%	(3.5)%
Fleming’s Prime Steakhouse & Wine Bar	3.8%	(1.1)%	4.5%	(1.5)%
Combined U.S.	(0.1)%	(0.1)%	(0.3)%	(0.9)%

Traffic:
U.S.
Outback Steakhouse	(1.0)%	(4.1)%	(2.6)%	(4.1)%
Carrabba’s Italian Grill	0.7%	(1.8)%	0.2%	(2.3)%
Bonefish Grill	(11.4)%	(4.8)%	(10.4)%	(6.0)%
Fleming’s Prime Steakhouse & Wine Bar	(0.6)%	(8.2)%	(0.5)%	(6.5)%
Combined U.S.	(2.0)%	(3.8)%	(3.0)%	(4.1)%

Average check per person (2):
U.S.
Outback Steakhouse	0.4%	4.0%	1.7%	3.4%
Carrabba’s Italian Grill	3.2%	3.8%	2.4%	3.5%
Bonefish Grill	5.6%	2.8%	5.5%	2.5%
Fleming’s Prime Steakhouse & Wine Bar	4.4%	7.1%	5.0%	5.0%
Combined U.S.	1.9%	3.7%	2.7%	3.2%
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(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.